Exhibit 10.32

STANDARD CONSULTING AGREEMENT

Effective Date: January 01, 2016

Consultant: General Charles R. Holland, USAF, Retired

TASK ORDER # FY16-001	Project No. 9000.6435.0100.000

A.   Effort and/or Services to be provided by Consultant:

Consultant will provide marketing support for unmanned air vehicle systems.  Consultant will submit monthly written progress statements to AV detailing the services provided.

In performance of the work under this Task Order and Consultant Agreement, the Consultant is not permitted to disclose any export-controlled data or furnish any defense services to non-US persons, unless authorized in advance by the US Department of State or Department of Commerce.  The Consultant is not permitted to access any US or other government classified information in the course of performance of work under this Task Order and Consulting Agreement, unless the following actions have occurred: (1) AV Security Officer has approved such access in advance; (2) the Parties have executed the “Consultant Certificate Regarding Access to and Handling of Classified Information” (Attachment E to the Consulting Agreement); and (3) and the Consultant has completed all necessary training.

B.   Unless otherwise designated in writing by AV with notice to Consultant, the AV Task Manager is:         Tim Conver

C.   Target Performance Period:         January 01, 2016 through December 31, 2016

D.   Rates:

Authorized Days:  As required and authorized by AV Task Manager

Rate: $4,000 per day

Monthly Retainer:  $8,000 per month

Total Not To Exceed Cost:  $98,000 (including expenses)

E.   Expenses:

Maximum authorized expenses: None

Travel and/or miscellaneous expenses shall be reimbursed in accordance with current AV standard travel procedures; receipts shall accompany invoices of $25 or more.

No labor or expense costs above those amounts shown here are to be incurred without the prior written approval of the AV Task Manager.

AEROVIRONMENT PROPRIETARY INFORMATION

Consultant Initial CRM     Date 2/3/16

AV Initial TC     Date 4/27/16

F.   SUBMITTING INVOICES:  This practice will support efficient processing and payment.

1.   INVOICES:  Reference shall be made to the correct Task Order No. and Project No. or Charge No. on all invoices.

2.   PROGESS STATEMENT:  To stay in compliance with the Federal Acquisition Regulation (FAR), Part 31, each invoice should also be accompanied by a brief progress statement.

3.   Invoices shall be sent to: Accounts Payable Group, AeroVironment, Inc., via e-mail to acp@avinc.com, and also reference the correct Task Order Number and your organization’s name in the subject line of the email, or by mail to P.O. Box 5031, Monrovia, CA  91107.

AeroVironment, Inc.	General Charles R. Holland, USAF, Retired

/s/ Timothy E. Conver	/s/ Charles R. Holland
Signature	Signature

Timothy E. Conver	Charles R. Holland
Name (Print)	Name (Print)

CEO	Consultant
Title	Title

3/7/16	2/3/16
Date	Date

AEROVIRONMENT PROPRIETARY INFORMATION

Consultant Initial CRM     Date 2/3/16

AV Initial TC     Date 4/27/16